SVS/2574T


                           TUCKER ANTHONY MUTUAL FUND

                               AMENDMENT NO. 1 TO
                       AGREEMENT AND DECLARATION OF TRUST

         AMENDMENT NUMBER 1 to the Agreement and Declaration of Trust dated December 22, 1980, made at Boston, Massachusetts, this 30th day of April, 1981, by the Trustees hereunder.

                              W I T N E S S E T H:

         WHEREAS, the Trust has undertaken in Pre-Effective Amendment No. 2 to Registration Statement No. 2-70863 filed with the Securities and Exchange Commission under the Securities Act of 1933 to amend Section 7.6 of its Agreement and Declaration of Trust to cure an inconsistency between said Agreement and Declaration of Trust and the Investment Company Act of 1940 as interpreted by the staff of the Securities and Exchange Commission; and

         WHEREAS, the Trustees have the authority, under Section 8.3(d) of the Agreement and Declaration of Trust, to make amendments to the Agreement and Declaration of Trust to cure inconsistencies with said Investment Company Act of 1940 by an instrument in writing signed by a majority of the then Trustees, without the necessity of a shareholder vote;

         NOW, THEREFORE, the Trustees hereby amend the Agreement and Declaration of Trust as heretofore in effect by converting the period at the end of Section
7.6 to a semicolon and adding to




said Section the following language: "provided, however, that no such insurance paid for by the Trust may protect Covered Persons against liabilities arising from their Disabling Conduct."

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals in the City of Boston, Massachusetts, for themselves and their assigns, as of the day and year first above written.


                                                  /s/ Hugh A. Dunlap, Jr.
                                                  -----------------------
                                                  Hugh A. Dunlap, Jr.

                                                  /s/ Arthur J. Petone
                                                  --------------------
                                                  Arthur J. Petone

                                                  /s/ Ephron Catlin
                                                  -----------------
                                                  Ephron Catlin

                                                  /s/ Patrick Grant
                                                  -----------------
                                                  Patrick Grant


                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

         Then personally appeared the above-named Hugh A. Dunlap, Jr., Arthur J. Petone, Ephron Catlin, and Patrick Grant, who acknowledged the foregoing to be their free acts and deeds, before me, this 30th day of April, 1981.

                                             /s/ David H. Murphree
                                             ---------------------
                                             Notary Public

                                             My commission expires:

                                             DAVID H. MURPHREE, Notary Public
                                             My Commission Expires Jan. 24, 1986